EXHIBIT (d)(2)(O)


                         AMENDED SCHEDULE A


     The Series of The GCG Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which T. Rowe Price
Associates, Inc. shall act as Portfolio Manager is as follows:

     Fully Managed Series
     Equity Income Series

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the 26th day February, 1999.

                                        THE GCG TRUST




Attest /s/Marilyn Talman           By: /s/ Myles R. Tashman
       -----------------              ---------------------
Title: Assistant Secretary         Title: Secretary
       -------------------                ---------

                                   DIRECTED SERVICES, INC.

Attest  /s/Marilyn Talman          By: /s/ Myles R. Tashman
       ------------------              --------------------
Title: Vice President              Title: Executive Vice President
       -----------------------            ------------------------
       and Assistant Secretary


                                   T. ROWE PRICE ASSOCIATES, INC.


Attest /s/ Catherine Berkenkemper  By: /s/ Darrell Braman
       --------------------------      ------------------
Title: Assistant Vice President    Title: Vice President
       ------------------------           --------------

                         AMENDED SCHEDULE B

                    COMPENSATION FOR SERVICES TO SERIES


     For the services provided by T. Rowe Price Associates, Inc. ("Portfolio Manager") to the following Series of The GCG Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rate of the average daily net assets of the Series:

     SERIES                   RATE
     ------                   ----

     Fully Managed Series     0.50%

     Equity Income Series     0.40%

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the 26th day February, 1999.

                                        THE GCG TRUST



Attest /s/Marilyn Talman             By: /s/ Myles R. Tashman
       -----------------                 --------------------
Title: Assistant Secretary           Title: Secretary
       -------------------                  ---------

                                     DIRECTED SERVICES, INC.

Attest  /s/Marilyn Talman            By: /s/ Myles R. Tashman
       ------------------                --------------------
Title: Vice President                Title: Executive Vice President
       -----------------------              ------------------------
       and Assistant Secretary


                                     T. ROWE PRICE ASSOCIATES, INC.


Attest /s/ Catherine Berkenkemper    By: /s/ Darrell Braman
       --------------------------        ------------------
Title: Assistant Vice President      Title: Vice President
       ------------------------             --------------

                             B-1